Exhibit 99.1

Dollar Tree Appoints Carrie A. Wheeler to Its Board of Directors

CHESAPEAKE, Va. - March 6, 2019 - Dollar Tree, Inc. (NASDAQ: DLTR), North America’s leading operator of discount variety stores, announced today that Carrie A. Wheeler has been appointed as a new independent director to the Company’s board, effective March 5, 2019.

Ms. Wheeler, age 47, is an accomplished Wall Street leader with significant investment expertise, particularly in the retail and consumer space. Ms. Wheeler retired from TPG Global, one of the world’s leading global investment firms with more than $80 billion in assets under management, in 2017 after a distinguished twenty-one year career. During that time, she was a partner and head of TPG’s consumer and retail large cap private equity efforts where she invested billions of dollars and helped to grow and transform TPG’s investments in the sector. She currently serves on the board of directors of multi-brand apparel retailer J. Crew Group, and previously served on the boards of numerous leading retailers, including Neiman Marcus Group and PETCO Animal Supplies.

Ms. Wheeler’s appointment is part of Dollar Tree’s deliberate process of maintaining a "fit for purpose" Board of Directors and thoughtfully increasing the diversity of perspectives and voices within the boardroom and ensuring the Board has the right skills and experience to guide Dollar Tree through its next phase of development. This renewal process has led to the addition of five highly qualified independent directors since 2016.  The Company previously adopted governance best practices such as a declassified board, a majority voting standard for the election of directors, and proxy access, which are intended to increase accountability to shareholders. The board continues to actively look at additional refinements to its governance policies and practices in order to further increase its effectiveness, as well as its alignment with, and transparency to, shareholders.

“We are delighted that Carrie Wheeler is joining our board,” stated Bob Sasser, Dollar Tree’s Executive Chairman. “As part of our multi-year effort to bring new perspectives and capabilities to our board, Carrie’s addition represents the fifth independent director joining our board since May 2016. Carrie’s decades of knowledge and experience as both a leading investor and board member in retail and consumer businesses is a welcomed addition to our board.”

Ms. Wheeler stated, “I am pleased to have the opportunity to join the Dollar Tree board. I have long admired the Company’s strong leadership position and growth prospects in the value retail sector. The Dollar Tree business has a unique niche and an extremely loyal customer base, while Family Dollar represents a tremendous opportunity for value creation. I look forward to contributing to the board to help develop and grow the Company."

About Dollar Tree, Inc.

Dollar Tree, a Fortune 200 Company, operated 15,237 stores across 48 states and five Canadian provinces as of February 2, 2019. Stores operate under the brands of Dollar Tree, Family Dollar and Dollar Tree Canada. To learn more about the Company, visit www.DollarTree.com.

Important Information and Where to Find It.
The Company intends to file a proxy statement and associated white proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”). Details concerning the nominees of the Company’s Board of Directors for election at the 2019 Annual Meeting will be included in the proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE

SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC’s website, http://www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents by directing a request by mail to Dollar Tree, Inc. at 500 Volvo Parkway, Chesapeake, Virginia 23320 or from the Company’s website at http://www.dollartreeinfo.com/investors.

Participants in the Solicitation.
The Company, its directors and certain of its executive officers may be deemed participants in the solicitation of proxies from shareholders in respect of the 2019 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s Amended Annual Report on Form 10-K/A for the fiscal year ended February 3, 2018, filed with the SEC on March 26, 2018, and the Company’s definitive proxy statement for the 2018 Annual Meeting of Shareholders, filed with the SEC on May 3, 2018. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the proxy statement for the 2018 Annual Meeting of Shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC, if and when they become available.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: Our press release contains “forward-looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, or estimate. For example, our forward-looking statements include statements regarding our business strategies, market potential, future financial performance and our other plans, objectives, expectations (financial and otherwise) and intentions. These statements are subject to risks and uncertainties. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the “Risk Factors,” “Business” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections in our Annual Report on Form 10-K/A filed March 26, 2018, and other filings with the SEC. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT:     Dollar Tree, Inc.
Randy Guiler, 757-321-5284
Vice President, Investor Relations www.DollarTree.com
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